Exhibit 10.2
ALLEGHANY CORPORATION
DIRECTOR STOCK OPTION AGREEMENT
          This Director Stock Option Agreement (the “Agreement”), made as of April      , 201   (the “Grant Date”), is by and between ALLEGHANY CORPORATION, a Delaware corporation (“Alleghany”), and                     , a non-employee member of Alleghany’s Board of Directors (the “Director”).
          Whereas, in order to attract and retain highly qualified individuals to serve as members of the Board of Directors of Alleghany (the “Board”) who are not employees of Alleghany or any of its subsidiaries, and to encourage them to increase their stock ownership in order to promote long-term stockholder value through ownership of the common stock, $1.00 par value, of Alleghany (the “Common Stock”), Alleghany has adopted the Alleghany Corporation 2010 Directors’ Stock Plan (the “Plan”).
          Now, Therefore, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:
1. Grant. Alleghany hereby grants to the Director an option (the “Option”) to purchase five hundred (500) shares of Common Stock (the “Option Shares”) at $     .      per share (the “Option Price”).
2. Term and Time of Exercise. The term of the Option (the “Option Term”) shall commence on the Grant Date and shall expire on the tenth anniversary of the Grant Date, unless the Option shall have been terminated earlier in accordance with the terms of this Agreement. Except as otherwise provided herein, no portion of the Option shall be exercisable before one year after the Grant Date and then, to the extent outstanding, the Option may be exercised as follows: one-third (1/3) of the total number of whole Option Shares (rounded down) shall become available for purchase on each of the first three anniversaries of the Grant Date; provided that the Option shall automatically become immediately exercisable in full (and shall remain exercisable as provided in Section 5 herein) if the Director ceases to be a director of Alleghany for any reason, other than resignation as a director prior to the Next Annual Meeting. If the Director resigns as a director of Alleghany prior to the Next Annual Meeting, the Option shall terminate simultaneously with his resignation.
3. Manner of Exercise and Withholding Taxes. Subject to the provisions of the Plan and this Agreement, the Option may be exercised at any time during the Option Term by written notice to

Alleghany stating the number of whole Option Shares with respect to which it is being exercised and accompanied by payment of the Option Price (a) in United States dollars by cash or check, (b) by tendering to Alleghany shares of Common Stock owned by the Director and having a Fair Market Value equal to the aggregate Option Price of the Option Shares being purchased, (c) by directing Alleghany to withhold the number of Option Shares issuable upon exercise having a Fair Market Value equal to the aggregate Option Price of the Option Shares being purchased, or (d) by any combination of the foregoing. It shall be a condition to the obligation of Alleghany to issue Option Shares upon exercise of the Option that the Director (or any other person entitled to exercise the Option as provided in Paragraph 4 hereof) pay to Alleghany, upon demand by Alleghany, such amount as may be requested by Alleghany for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes, and if the amount requested is not paid, Alleghany may refuse to issue such Option Shares.
4. Transferability and Sale. Prior to the first anniversary of the Grant Date, the Option shall not be transferable by the Director otherwise than by will or the laws of descent and distribution. At any time following the first anniversary of the Grant Date, the Option, whether or not the Option is then exercisable as to all of the Option Shares, without further approval of the Board, may be transferred without consideration in whole or in part to the Director’s immediate family members (i.e., children, grandchildren or spouse) or a trust solely for the benefit of, or a partnership or limited liability company in which the only partners or members, as the case may be, are, the Director or the Director’s immediate family members. In all cases, the instrument of transfer of the Option shall be approved by, and shall contain such conditions, restrictions and agreements relating to any further transfer or exercise of the Option or interests in the partnership or limited liability company, if appropriate, as may be required by, the general counsel of Alleghany.
5. Requirement of Continuing Service. The Option shall not be exercisable unless the Director has been, at all times during the period beginning with the Grant Date and ending on the date of such exercise, a director of Alleghany, except that:
(A) if the Director shall cease to be a director for any reason and such Option has not terminated or expired and has not been fully exercised, the Option may be exercised by the Director or his permitted transferees (or, in the case of the death of the Director, his executor, administrator, heirs or distributees, as the case may be) with respect to any Option Shares as to which the Option could have been exercised on the date the Director ceased to be a director, at any time within one year after the date the Director ceased to be a director but not thereafter (and in no event after the expiration of the Option Term);
(B) if the Director shall have ceased to be a director and thereafter shall die and the Option has not been fully exercised or otherwise expired, the person holding the Option may, at any time within one year after the date of the death of the Director but not thereafter (and in no event after the expiration of the Option Term), exercise the Option with respect to any Option Shares as to which the Option could have been exercised at the time of the Director’s death; and
(C) if the Director ceases to serve as a director after the Annual Meeting on or next following the date the Director attains age 72, the Director (or his permitted transferees or in the event of his death, his executors, administrators, heirs or distributees, as the case may be), may exercise the Option with respect to any Option Shares as to which the Option could have been exercised at the time the Director ceased to be a director at any time during the remaining Option Term.
6. No Rights as a Stockholder. The Director (and any person succeeding to the Director’s rights pursuant to this Agreement) shall have no rights as a stockholder with respect to any Option Shares until the date of the issuance of a stock certificate for such Option Shares to the Director (or his successor). Except as provided in the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.
7. Legality of Issuance. Alleghany shall not be obligated to issue any Option Shares pursuant to this Agreement unless Alleghany’s counsel shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.
8. Restrictive Legends on Stock Certificates. Stock certificates evidencing Option Shares may bear such restrictive legends as Alleghany’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement.
9. Plan. The Option is granted subject to all terms and conditions of the Plan, which is incorporated herein by reference. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.
10. Defined Terms. All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Plan.
11. Acceptance of Terms. By acceptance of this Option, the Director indicates his acceptance and ratification of, and his consent to, the terms and conditions of this Agreement, the Plan and any action taken under the Plan by Alleghany or the Board.

          In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

ALLEGHANY CORPORATION
By:
Chairman of the Board
Director